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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported):
                               SEPTEMBER 20, 2002
                              --------------------

                        LORAL SPACE & COMMUNICATIONS LTD.
                        --------------------------------
             (Exact name of registrant as specified in its charter)

ISLANDS OF BERMUDA                 1-14180                     13-3867424
--------------------------------------------------------------------------------
(State or other                 (Commission               (IRS Employer Number)
jurisdiction of                 File Number)
Identification
incorporation)

   c/o Loral SpaceCom Corporation
   600 THIRD AVENUE, NEW YORK, NEW YORK                                 10016
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(Address of principal executive offices)                           (Zip Code)


               Registrant's telephone number, including area code:
                                 (212) 697-1105
             -----------------------------------------------------






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Item 5.  OTHER EVENTS.
         ------------

         On September 20, 2002, Loral Orion, Inc. ("Loral Orion"), a subsidiary of Loral Space & Communications Ltd. ("Loral" or the "Registrant"), entered into an agreement with APT Satellite Company Limited ("APT") pursuant to which Loral Orion would participate on a 50-50 basis in the ownership of the APSTAR-V satellite.

         Loral Orion's purchase price for its 50% interest in the satellite is $115.1 million, representing 50% of the current estimated cost (the "Project Cost") of constructing, launching and insuring the APSTAR-V satellite, which purchase price would be adjusted if the actual Project Cost should be greater or lesser than $230.2 million. Pursuant to Loral Orion's agreement with APT, Loral Orion will pay prior to launch $57.55 million for 13.5 transponders on the satellite. Subject to certain acceleration rights on the part of Loral Orion, the remaining balance of $57.55 million for the remaining transponders will be paid in four annual installments as follows: on the second anniversary of the satellite's in-service date, $10.66 million for 2.5 additional transponders; on the third anniversary of the satellite's in-service date, $12.79 million for three additional transponders; and on each of the fourth and fifth anniversaries of the satellite's in-service date, $17.05 million for four additional transponders. Title to the transponders will pass to Loral Orion upon its payment therefor. In addition to the purchase price described above, Loral Orion has agreed to bear the cost of modifying the footprint of its Ku-band beam on the satellite.

         Under manufacture by Space Systems/Loral, Inc. ("SS/L"), APSTAR-V will operate a total of 54 transponders, comprised of 24 standard C-band transponders, 14 extended C-band transponders and 16 Ku-band transponders. Under this transaction, Loral Orion will obtain title to 12 standard C-band, 7 extended C-band and 8 Ku-band transponders on APSTAR V, which capacity will be designated Telstar 14. Loral Orion will also have the option to enter into similar arrangements with APT on replacement satellites upon the end of life of APSTAR-V.

         To be located at 138 degrees East Longitude, APSTAR-V is currently scheduled to be launched in the third quarter of 2003 and will be capable of providing Ku-band voice, video and data services to China, India and East Asia, and broadbeam C-band services throughout the Asia-Pacific region, including Australia and Hawaii. To ensure a timely launch of APSTAR-V, Loral Orion, APT and SS/L have agreed that, if a U.S. license to launch APSTAR-V on board a Chinese Long March rocket has not been secured by September 30, 2002, a Western launch provider will be used.

         This transaction results in a proportionate amount of the APSTAR-V satellite becoming a self-constructed asset in Loral's consolidated financial results. Accordingly, there will be a revenue and profit elimination to reflect this change in the character of the APSTAR-V program.





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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Loral Space & Communications Ltd.

                                            By: /S/ JANET T. YEUNG
                                               ----------------------------
                                               Name: Janet T. Yeung
                                               Title: Vice President and
                                               Assistant Secretary


Date: September 23, 2002